Exhibit 10.26

PROMISSORY NOTE

$21,500,000.00	Boston, Massachusetts
April 30, 2018
1.	Agreement to Pay. FOR VALUE RECEIVED, the undersigned, PLYMOUTH DOGWOOD LLC, a Delaware limited liability company, PLYMOUTH 11236 HARLAND LLC, a Delaware limited liability company, PLYMOUTH NORTH SHADELAND LLC, a Delaware limited liability company, PLYMOUTH NEW WORLD LLC, a Delaware limited liability company, and PLYMOUTH 3635 KNIGHT ROAD LLC, a Delaware limited liability company (hereinafter collectively referred to as the “Borrowers”), whose collective mailing address is c/o Plymouth Industrial REIT, Inc., 260 Franklin Street, Suite 700, Boston, Massachusetts 02110, hereby agree and promise to pay to the order of MINNESOTA LIFE INSURANCE COMPANY, a Minnesota corporation, its endorsees, successors and assigns (hereinafter referred to as the “Lender”), at its principal office and mailing address at c/o Advantus Capital Management, Inc., 400 Robert Street North, St. Paul, Minnesota 55101-2098, Attention: Mortgage Servicing Department, or such other place as the Lender may from time to time designate, the principal sum of Twenty One Million Five Hundred Thousand and 00/100 Dollars ($21,500,000.00), or so much as may from time to time be disbursed hereon, together with interest on the unpaid principal balance at the rates provided for herein, payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.
2.	Interest Rate. The outstanding principal balance hereof shall bear interest at the rate of three and seventy-eight hundredths percent (3.78%) per annum (hereinafter referred to as the “Regular Rate”). Interest shall be computed on the basis of a three hundred sixty (360) day year, consisting of twelve (12) successive thirty (30) day months. Interest for periods of less than one (1) month shall be computed by multiplying the monthly interest amount as computed above times a fraction, the numerator of which is the actual number of days elapsed in said period and the denominator of which is the actual number of days contained in the month for which the computation is being made.
3.	Late Charge. Any payment of principal, interest and/or tax and insurance escrows not made by the Borrowers within four (4) days of the due date thereof shall be subject to a late payment charge equal to four percent (4%) of the delinquent payment amount. The late charge shall apply individually to all payments past due with no daily adjustment and shall be used to defray the costs of the Lender incident to collecting such late payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Lender may have including the right to declare the entire unpaid principal and interest immediately due and payable. Notwithstanding anything to the contrary in this paragraph, the late charge shall not apply to the principal payment due on the Maturity Date.
4.	Default Rate. Upon the occurrence of an Event of Default (as defined below) beyond any applicable cure period hereunder, the interest rate shall thereafter increase and shall be payable on the whole of the unpaid principal balance at a rate equal to seven and seventy-

eight hundredths percent (7.78%) per annum (hereinafter referred to as the “Default Rate”), which Default Rate shall be effective as of the date of the occurrence of such Event of Default. The above increase in the interest rate upon the occurrence of an Event of Default shall be applicable whether or not the Lender has exercised its option to accelerate the maturity of this Promissory Note (hereinafter referred to as “this Note”) and declared the entire unpaid principal indebtedness to be due and payable. The Default Rate shall continue until such Event of Default is cured, payment in full of all indebtedness evidenced by this Note, or completion of all foreclosure proceedings and redemption periods, whichever shall occur first.

5.	Monthly Payments. Principal and interest upon this Note shall be paid as follows:
a.	Interest only on the unpaid principal balance at the Regular Rate shall be due and payable in advance on the date funds are disbursed hereunder in an amount equal to interest accrued from and including the date of disbursement hereunder to the last day of April, 2018.
b.	On the first (1st) day of June, 2018, and on the first day of each month thereafter, interest shall be due and payable in equal monthly installments of Sixty Seven Thousand Seven Hundred Twenty-Five and 00/100 Dollars ($67,725.00) until and including May 1, 2019.
c.	On the first (1st) day of June, 2019, and on the first day of each month thereafter, principal and interest shall be due and payable in equal monthly installments of Ninety Nine Thousand Nine Hundred Thirty Six and 20/100 Dollars ($99,936.20) until and including May 1, 2028 (hereinafter referred to as the “Maturity Date”), on which date the entire unpaid principal balance together with all accrued interest, if not sooner paid, shall become due and payable.
d.	This is a balloon note and on the Maturity Date a substantial portion of the principal amount of this Note will remain unpaid by the monthly payments above required.

All payments shall be applied first to late charges, if any, second to any Reinvestment Charge and/or Default Premium, as defined herein, third to interest at the rate then in effect under the terms hereof and fourth to principal, provided however, that if any advance made by the Lender as the result of a default on the part of the Borrowers under the terms of this Note or any instrument securing this Note is not repaid on demand, any monies received, at the option of the Lender, may first be applied to repay such advances, plus interest thereon at the Default Rate, and the balance, if any, shall be applied in accordance with the provisions hereof.

6.	Security. This Note is given to evidence a loan in the above amount and is the Note referred to in and secured by:
a.	A Deed to Secure Debt and Security Agreement and Fixture Financing Statement (hereinafter referred to as the “Georgia Deed to Secure Debt”) given by Plymouth Dogwood LLC and Plymouth 11236 Harland LLC, as grantor (the “Georgia

Grantors”), to Lender, as beneficiary, dated of even date herewith, encumbering the interests of the Georgia Grantors in the real property and all improvements, fixtures, equipment and personal property thereon located in the Counties of Rockdale and Covington, State of Georgia, and more specifically described therein (hereinafter referred to as the “Georgia Premises”); and

b.	A Mortgage and Security Agreement and Fixture Financing Statement (hereinafter referred to as the “Indiana Mortgage”) given by Plymouth North Shadeland LLC, as mortgagor (the “Indiana Mortgagor”), to Lender, as mortgagee, dated of even date herewith, encumbering the interest of the Indiana Mortgagor in the real property and all improvements, fixtures, equipment and personal property thereon located in the County of Marion, State of Indiana, and more specifically described therein (hereinafter referred to as the “Indiana Premises”; and
c.	An Open-End Mortgage and Security Agreement and Fixture Financing Statement (hereinafter referred to as the “Ohio Mortgage”) given by Plymouth New World LLC, as mortgagor (the “Ohio Mortgagor”), to Lender, as mortgagee, dated of even date herewith, encumbering the interest of the Ohio Mortgagor in the real property and all improvements, fixtures, equipment and personal property thereon located in the County of Franklin, State of Ohio, and more specifically described therein (hereinafter referred to as the “Ohio Premises”); and
d.	A Deed of Trust and Security Agreement and Fixture Financing Statement (hereinafter referred to as the “Tennessee Deed of Trust”) given by Plymouth 3635 Knight Road LLC, as trustor (the “Tennessee Trustor”), to Lender, as beneficiary, dated of even date herewith, encumbering the interest of the Tennessee Trustor in the real property and all improvements, fixtures, equipment and personal property thereon located in the County of Shelby, State of Tennessee, and more specifically described therein (hereinafter referred to as the “Tennessee Premises” and the Georgia Premises, the Indiana Premises, the Ohio Premises and the Tennessee Premises hereinafter collectively referred to as the “Premises”); and
e.	An Assignment of Leases and Rents (hereinafter referred to as the “Georgia Assignment of Leases”) given by Georgia Grantors, as assignors, to Lender, as assignee, dated of even date herewith, assigning to Lender all of the rents, issues, profits and leases of the Georgia Premises; and
f.	An Assignment of Leases and Rents (hereinafter referred to as the “Indiana Assignment of Leases”) given by Indiana Mortgagor, as assignor, to Lender, as assignee, dated of even date herewith, assigning to Lender all of the rents, issues, profits and leases of the Indiana Premises; and
g.	An Assignment of Leases and Rents (hereinafter referred to as the “Ohio Assignment of Leases”) given by Ohio Mortgagor, as assignor, to Lender, as assignee, dated of even date herewith, assigning to Lender all of the rents, issues, profits and leases of the Ohio Premises; and

h.	An Assignment of Leases and Rents (hereinafter referred to as the “Tennessee Assignment of Leases”) given by Tennessee Trustor, as assignor, to Lender, as assignee, dated of even date herewith, assigning to Lender all of the rents, issues, profits and leases of the Tennessee Premises; and
i.	Other collateral security documents (hereinafter collectively referred to as the “Security Documents”) given by Borrowers to Lender, all dated of even date herewith.

Reference is hereby made to the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust and the Security Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Premises, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and all other matters contained therein. The Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases and the Security Documents are hereinafter sometimes collectively referred to as the “Loan Documents”.

7.	Default and Acceleration. The occurrence of an Event of Default beyond any applicable cure period, as defined in the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage or the Tennessee Deed of Trust, shall constitute an Event of Default hereunder (hereinafter referred to as an “Event of Default”), and the entire unpaid principal balance together with accrued interest at the Default Rate shall become, without notice, immediately due and payable at the option of the Lender. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.
8.	Prepayment Privilege. The indebtedness evidenced hereby may be prepaid in accordance with the provisions of this Section 8 and not otherwise.
a.	For the purposes hereof, the term “Loan Year” shall mean a period consisting of twelve (12) consecutive months commencing on the first (1st) day of May or any anniversary thereof, the first (1st) Loan Year being the Loan Year commencing the first (1st) day of May, 2018.
b.	Prior to the expiration of the second (2nd) Loan Year, no payments of principal may be made hereon other than the scheduled monthly installment payments of interest or of principal and interest set forth in Section 5 above.
c.	After the expiration of the second (2nd) Loan Year, the Borrowers may prepay this Note in full but not in part, provided such prepayment is accompanied by a reinvestment charge (hereinafter referred to as the “Reinvestment Charge”). The Reinvestment Charge shall be equal to the greater of:

i)	The excess, if any, of (A) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of interest that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate, defined below, from the respective dates on which such payments of interest and principal would have been payable, over (B) one hundred percent (100%) of the principal amount of this Note being prepaid. “Reinvestment Rate” shall mean the yield to maturity of the U.S. Treasury Note or Bond for the maturity (rounded to the nearest month) corresponding to the weighted average life to maturity of the principal being prepaid or paid (as indicated on the display designated as “PX-1” on the Bloomberg Financial Market Screen or such other display as may replace “PX-1” on the Bloomberg Financial Market Screen on the fifth (5th) business day preceding the date of prepayment); or
ii)	one percent (1%) of the prepaid principal amount.
d.	Notwithstanding the provisions of Subsection 8(c) above, the Borrowers may prepay the outstanding principal balance of this Note in full but not in part, at par, and without payment of a Reinvestment Charge during the period commencing ninety (90) days prior to the Maturity Date.
e.	At the option of the Lender, this Note is also subject to mandatory prepayment upon certain events set forth in the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage or the Tennessee Deed of Trust including prepayments required by Lender to be made out of proceeds of insurance or condemnation awards. In each such instance, the terms of the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage or the Tennessee Deed of Trust shall govern with respect to the requirement for the payment of a Reinvestment Charge or Default Premium. In the event Lender elects to have proceeds applied to the outstanding balance of the Note, such amounts shall not be subject to a Reinvestment Charge or Default Premium.
f.	Any prepayment (other than prepayments pursuant to Subsection 8(e) above) shall be only upon thirty (30) days’ advance written notice to the Lender and any such prepayments shall not suspend required monthly installment payments of principal and interest, and such prepayment shall be applied to required monthly installment payments of principal in the inverse order of their scheduled due dates.
g.	Any prepayment of all or any portion of the principal balance of this Note made prior to the end of the second (2nd) Loan Year, for whatever reason, other than as provided in Subsection 8(f) above, whether voluntary or involuntary, shall constitute an Event of Default hereunder, and, in addition to the other rights and remedies provided for herein and in the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases, or any other Security Document, the Borrowers shall be obligated to pay to the Lender both the Reinvestment Charge (computed in accordance with Section 8(c) above) and a default prepayment premium (hereinafter referred to as the “Default Premium”) in an amount equal to four percent (4%) of the amount of principal prepaid.

9.	Prepayment Upon An Event of Default. Upon the occurrence of an Event of Default beyond any applicable cure period under this Note and following acceleration of maturity hereof by the Lender, a tender of payment of or entry of judgment for the amount necessary to satisfy the entire unpaid principal balance declared due and payable shall be deemed to constitute an attempted evasion of the aforesaid restrictions on the right of prepayment and shall be deemed a prepayment hereunder, and such payment or judgment must, therefore, include the applicable Reinvestment Charge or Default Premium payable under the terms hereof in connection with any prepayment.
10.	Costs of Collection. The Borrowers agree that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender’s rights hereunder or under the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases or any other Security Document securing payment of this Note, the Borrowers will pay to the Lender its reasonable attorneys’ fees and all court costs (including attorney’s fees and court costs prior to trial, at trial and on appeal, or in any bankruptcy proceeding) and other expenses incurred in connection therewith.
11.	Time. Time is of the essence of this Note and each of the provisions hereof.
12.	Governing Law. This Note shall be governed by the laws of the State of New York.
13.	Interest Limitation. All agreements between the Borrowers and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or of the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases or any other Security Document at any time given shall exceed the maximum permissible under applicable law, then, the obligation to be fulfilled shall automatically be reduced to an amount which complies with applicable law, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of such lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrowers and Lender and shall also be binding upon and available to any subsequent holder of this Note.

14.	Waivers. The Borrowers, endorsers, sureties, guarantors and all other persons liable for all or any part of the principal balance evidenced by this Note severally waive presentment for payment, protest, notice of nonpayment and notice of dishonor. Such parties hereby consent, without affecting their liability, to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any or all of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof.
15.	Disbursement. Funds representing the proceeds of the indebtedness evidenced hereby which are disbursed by the Lender by mail, wire transfer or other delivery to the Borrowers, to escrows or otherwise for the benefit of the Borrowers shall, for all purposes, be deemed outstanding hereunder and to have been received by the Borrowers as of the date of such mailing, wire transfer, or delivery and until repaid, notwithstanding the fact that such funds may not at any time have been remitted by such escrows to the Borrowers or for their benefit.
16.	Captions. The captions to the Sections of this Note are for convenience only and shall not be deemed part of the text of the respective Sections and shall not vary, by implication or otherwise, any of the provisions of this Note.
17.	Notices. All notices required or permitted to be given hereunder to the Borrowers or the Lender shall be given in the manner and to the place as provided in the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage and the Tennessee Deed of Trust for notices to the respective parties.
18.	Due-on-Sale-and-Encumbrance Provisions. The Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage and the Tennessee Deed of Trust provide for certain rights on the part of the Lender to call all outstanding principal and accrued interest on this Note due and payable in full together with the Reinvestment Charge or Default Premium then in effect under the terms of this Note in the event that without the written consent of Lender (a) any of the Borrowers should sell, convey, transfer, further encumber or contract to sell, convey or transfer any property, real or personal, encumbered by the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage and the Tennessee Deed of Trust, or (b) certain membership interests in any of the Borrowers should be sold, conveyed, transferred, pledged or encumbered or there is an agreement to do so or (c) certain ownership interests in any entity that is a member of any of the Borrowers is sold, conveyed, transferred, pledged or encumbered or there is an agreement to do so, without, in each instance, the prior written consent of the Lender. Reference to the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage and the Tennessee Deed of Trust must be made for the terms of these provisions. Such provisions are incorporated herein by this reference.

19.       Partial Non-Recourse to the Borrowers. Notwithstanding anything to the contrary contained herein, the Borrowers shall have no personal liability to pay the outstanding principal balance of this Note or any interest that may accrue thereon, all such liability being expressly waived by the Lender, and the Lender’s monetary remedies under this Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases and the Tennessee Assignment of Leases shall be limited to the Borrowers’ interests in the Premises and the improvements, furnishings, equipment, leases and rents on which the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases and the Tennessee Assignment of Leases constitute a lien. Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to the continued liability of the Borrowers for the payment to the Lender of: (a) misappropriation of any rents, issues, profits or income which have been prepaid more than thirty (30) days in advance; (b) any rents, issues, profits or income collected by the Borrowers from the Premises after the occurrence of an Event of Default beyond any applicable cure period under the terms of this Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases or any other instrument securing this Note (until such time as title is transferred by foreclosure or deed in lieu of foreclosure to Lender or Lender’s designee); (c) unrefunded security deposits made by tenants of the Premises; (d) any actual loss or damage to Lender arising out of the execution of a new lease or an amendment made to an existing lease which required but did not receive the prior written consent of Lender under the terms of the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage and the Tennessee Deed of Trust; (e) any fee paid by a tenant of the Premises as a result of the early termination of its lease which termination required but did not receive the prior written consent of Lender; (f) to the extent not paid by Borrowers, payments of all real estate taxes, special assessments and insurance premiums (until such time as title is transferred by foreclosure or deed in lieu of foreclosure to Lender or Lender’s designee); (g) insurance proceeds and condemnation awards, payments and consideration that the Borrowers receive and the Lender is entitled to pursuant to the terms of this Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases or of any other instrument securing this Note; (h) actual loss or damage suffered by the Lender arising from intentional misrepresentation or fraud in connection with the loan evidenced by this Note occurring as the result of the actions or inactions of the Borrowers or any person or entity controlling or managing Borrower or entity serving as a guarantor of any portion of the Borrowers’ obligations under the terms of this Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases or any other instrument securing this Note; (i) actual loss or damage suffered by the Lender occurring by reason of the existence of Hazardous Materials or Wastes, as defined in

Article 9 of the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage and the Tennessee Deed of Trust, associated with the Premises or occurring by reason of the failure of the Borrowers to observe and perform their covenants and indemnities respecting the release or discharge of such Hazardous Materials or Wastes as set forth in both Article 9 of the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage and the Tennessee Deed of Trust and in the Indemnity Agreement described in Section 2.9 of the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage and the Tennessee Deed of Trust; (j) reasonable attorneys’ fees and other enforcement costs and expenses incurred by the Lender as provided for in this Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases or any other instrument securing this Note; (k) actual loss or damage suffered by Lender arising out of the Borrowers’ failure to comply with any of the leases on the Premises or failure to maintain insurance for the Premises as required by the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases or any other instrument securing this Note; (l) actual loss or damage to the Premises suffered by Lender from intentional waste committed or permitted by the Borrowers or from a failure by Borrowers to maintain the Premises in the manner required by the terms of this Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases and all other instruments securing this Note; and (m) actual loss or damage suffered by the Lender occurring by reason of the avoidance, in whole or in part, of the transfer creating the lien of the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage and the Tennessee Deed of Trust, or a court order providing an alternative remedy to that avoidance, because of the occurrence on or before the date that the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage or the Tennessee Deed of Trust was recorded of a fraudulent transfer or a preference under federal bankruptcy, state insolvency or similar creditors’ rights laws. Nothing contained herein shall be deemed to release any entity or person from their obligations under the terms of any separate Indemnity Agreement or Guaranty executed in connection with the loan evidenced by this Note. Notwithstanding anything to the contrary contained herein, with respect to subsections (b), (c) and (f) above, Borrowers shall have no liability for amounts (i) held in escrow by Lender or Lender’s designee; (ii) received directly by Lender or Lender’s designee from tenants after Lender has exercised its demand rights under the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases or the Tennessee Assignment of Leases; and (iii) properly turned over to Lender or Lender’s designee immediately upon demand.

Notwithstanding any provisions in this Section 19 to the contrary, in the event that (a) any of the Borrowers violate any of the covenants and agreements contained in Section 2.9 of the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage or the Tennessee Deed of Trust, or (b) a voluntary bankruptcy or insolvency proceeding, liquidation, dissolution, sale or other disposition of all or substantially all of the assets of any of the Borrowers, marshalling of assets and liabilities, receivership, assignment for benefit of creditors or other similar proceeding affecting any of the Borrowers is commenced by any of the Borrowers, or (c) an involuntary bankruptcy or insolvency proceeding or other similar proceeding set forth in subsection (b) above is commenced against any of the Borrowers (i) which is commenced by any party controlling, controlled by or under common control with any of the Borrowers (which shall include but not be limited to any creditor or claimant acting in concert with any of the Borrowers or any of the foregoing parties) (the “Borrowing Group”) or (ii) in which any member of the Borrowing Group objects to a motion by Lender for relief from any stay or injunction from the foreclosure of the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust or any other remedial action permitted thereunder or under this Note, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases or the other Security Documents, the Borrowers shall also be liable to Lender for (A) the due and prompt payment of the principal of, and interest and late charges and all other indebtedness on, this Note when due, whether at maturity, pursuant to mandatory prepayments, by acceleration or otherwise all at the times and places and at the rates described in, and otherwise according to the terms of this Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases and other Security Documents and (B) the due and prompt performance of all duties, agreements and obligations contained in this Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases and other Security Documents, and the due and prompt payment of all costs incurred, including reasonable and documented attorneys’ fees, in enforcing the payment and performance of this Note, the Georgia Deed to Secure Debt, the Indiana Mortgage, the Ohio Mortgage, the Tennessee Deed of Trust, the Georgia Assignment of Leases, the Indiana Assignment of Leases, the Ohio Assignment of Leases, the Tennessee Assignment of Leases and other Security Documents.

20.	Joint and Several Liability. The promises and agreements herein shall be construed to be and are hereby declared to be the joint and several promises and agreements of all Borrowers and shall constitute the joint and several obligations of each of Borrowers and shall be fully binding upon and enforceable against each of Borrowers. Neither the death nor release of any person or party to this Note shall affect or release the joint and several liability of any other person or party. Lender may at its option enforce this Note against one or all of Borrowers, and Lender shall not be required to resort to enforcement against each of Borrowers and the failure to proceed against or join any Borrower shall not affect the joint and several liability of any other Borrower.
21.	WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LENDER BY ITS ACCEPTANCE HEREOF AND THE BORROWERS HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY

AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS NOTE OR CONCERNING THE INDEBTEDNESS EVIDENCED HEREBY AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. THE BORROWERS ACKNOWLEDGE THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING CREDIT TO THE BORROWERS, THAT THE LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE BORROWERS HAVE BEEN REPRESENTED BY AN ATTORNEY OR HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

22.	Counterparts. This Note may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single Promissory Note. The failure of any party hereto to execute this Note, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the date and year first above written.

BORROWERS:

BORROWERS:

PLYMOUTH DOGWOOD LLC,
a Delaware limited liability company

By:	Plymouth Industrial OP, LP, a Delaware
limited partnership, its Manager

	By:	Plymouth Industrial REIT, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Pendleton P. White, Jr.
Pendleton P. White, Jr.
		Its:	President